Filed pursuant to Rule 433(d)

Registration Statement No. 333-127352

FREE WRITING PROSPECTUS

$1,008,045,000 (Approximate)

SOUNDVIEW HOME LOAN TRUST 2006-OPT1

ASSET-BACKED CERTIFICATES, SERIES 2006-OPT1

FINANCIAL ASSET SECURITIES CORP.

Depositor

OPTION ONE MORTGAGE CORPORATION

Originator, Sponsor and Servicer

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

SoundView Home Loan Trust 2006-OPT1

$1,008,043,000 (Approximate)

Offered Certificates

Financial Asset Securities Corp.

Depositor

Option One Mortgage Corporation

Seller, Originator and Servicer

Lead Underwriter

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Patrick Leo	(203) 618-2952
Greg McSweeney	(203) 618-2429
Andrew Jewett	(203) 618-2473

Trading
Ron Weibye	(203) 625-6160
Peter McMullin	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Keith Smith	(212) 438-1643

Moody’s
Joe Grohotolski	(212) 553-4619

Fitch
Wen Hsu	(212) 908-0633

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 800-422-2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

.

Preliminary Term Sheet Date Prepared: February 28, 2006

$1,008,043,000 (Approximate)

Offered Certificates

SoundView Home Loan Trust 2006-OPT1

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate
Class(1,3,4)	Amount ($)	Call/Mat (2)	(Mths) Call/Mat(2) CallWindow(3)*	(Moody’s/Fitch/S&P)	Distribution Date	Type

I-A-1	$464,579,000	Not Marketed Hereby		Aaa/AAA/AAA	March 2036	Fltg Rate Group I Senior
II-A-1	$167,880,000	1.00 / 1.00	1-20 / 1-20	Aaa/AAA/AAA	March 2036	Fltg Rate Group II Senior
II-A-2	$82,560,000	2.00 / 2.00	20-27 / 20-27	Aaa/AAA/AAA	March 2036	Fltg Rate Group II Senior
II-A-3	$85,820,000	3.50 / 3.50	27-74 / 27-74	Aaa/AAA/AAA	March 2036	Fltg Rate Group II Senior
II-A-4	$26,112,000	6.21 / 8.76	74-74 / 74-174	Aaa/AAA/AAA	March 2036	Fltg Rate Group II Senior
M-1	$74,844,000	Not Marketed Hereby		Aa2/AA/AA	March 2036	Fltg Rate Subordinate
M-2	$19,366,000	6.21 / 8.46	73-74 / 73-145	Aa3/AA/AA	March 2036	Fltg Rate Subordinate
M-3	$17,272,000	4.44 / 4.87	41-74 / 41-126	A1/AA-/AA-	March 2036	Fltg Rate Subordinate
M-4	$16,748,000	4.41 / 4.81	40-74 / 40-121	A2/A+/A+	March 2036	Fltg Rate Subordinate
M-5	$16,225,000	4.39 / 4.76	39-74 / 39-115	A3/A-/A	March 2036	Fltg Rate Subordinate
M-6	$14,131,000	4.36 / 4.70	39-74 / 39-109	Baa1/A-/BBB+	March 2036	Fltg Rate Subordinate
M-7	$13,085,000	4.34 / 4.62	38-74 / 38-102	Baa2/BBB+/BBB	March 2036	Fltg Rate Subordinate
M-8	$9,421,000	4.33 / 4.55	38-74 / 38-94	Baa3/BBB/BBB-	March 2036	Fltg Rate Subordinate
M-9(5)	$6,804,000	Privately Offered Certificates		Ba1/BBB-/BBB-	March 2036	Fltg Rate Subordinate
M-10(5)	$10,468,000			Ba2/BB+/BB+	March 2036	Fltg Rate Subordinate
M-11(5)	$8,374,000			NR/BB/BB	March 2036	Fixed Rate Subordinate
Total:	$1,033,689,000

(1)

The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans. The certificate principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	See “Pricing Prepayment Speed” herein.
(3)	The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are priced to call. The margins on the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are equal to 1.5x the original margins after the clean-up call date. The fixed rate coupon on the Class M-11 Certificates will increase by 0.50% after the clean-up call date
(4)	See “Net WAC Rate” herein.
(5)

The Clas, M-9, Class M-10 and Class M-11 Certificates (as defined herein) will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to Qualified Institutional Buyers. The Class M-9, Class M-10 and Class M-11 Certificates are described herein because their amount, structure, collateral, rights, risks and other characteristics affect the amount, structure, collateral, rights, risks and other characteristics of the Offered Certificates.

Depositor:                                      Financial Asset Securities Corp.

Originator, Seller and

Servicer:	Option One Mortgage Corporation (“Option One”).

Lead Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Co-Manager:	WaMu Capital Corp. (“WCC”)

Trustee and Swap

Administrator:	Deutsche Bank National Trust Company.

Loss Mitigation Advisor:	Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Swap Provider:	TBD.

Offered Certificates:

The Class I-A-1 Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (collectively, the “Group II Certificates”) are referred to herein as the “Senior Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are collectively referred to herein as the “Subordinate Certificates.” The Senior Certificates and the Subordinate Certificates (other than the Class M-9, Class M-10 and Class M-11 Certificates) are collectively referred to herein as the “Offered Certificates.” The Class M-9, Class M-10 and Class M-11 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to Qualified Institutional Buyers, the “Privately Offered Certificates.” The Offered Certificates and the Privately Offered Certificates are collectively referred to herein as the “Certificates.”

Federal Tax Status:	It is anticipated that the Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	On or about March 1, 2006.

Expected Pricing Date:	On or about March [3], 2006.

Expected Closing Date:	On or about March 10, 2006.

Expected Settlement Date:	On or about March 10, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in April 2006.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:

The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:

Subject to the considerations in the Prospectus Supplement, it is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:	115% PPC (100% PPC: 4.00% CPR in month 1, increased by approximately 1.455% each month to 20.00% CPR in month 12, and remaining at 20.00% CPR thereafter).
ARM Loans:

100% PPC (100% PPC: 2.00% in month 1, increased by approximately 2.545% each month to 30.00% CPR in month 12, remaining constant at 30.00% CPR through month 23, increasing to 60.00% CPR in month 24 and remaining constant at 60.00% CPR until month 27 and decreasing to 35.00% CPR in month 28 and remaining constant at 35.00% CPR from month 28 and thereafter), provided, however, the prepayment rate will not exceed 90% CPR in any period under any scenario.

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans is expected to be approximately $1,046,774,019, of which: (i) approximately $588,074,568 will consist of a pool of conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $458,699,451 will consist of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).

Statistical Mortgage Loans:

The detailed statistical collateral information presented herein describes a sample pool of mortgage loans (the "Statistical Mortgage Loans") which does not necessarily consist of mortgage loans to be included in the trust.

However, it is expected that the information set forth herein with respect to the Statistical Mortgage Loans is generally representative of the characteristics of the Mortgage Loans expected to be in the trust, subject to minor variances.

With respect to approximately 16.48% of the Statistical Mortgage Loans, Option One also originated a second lien mortgage loan at the time of originating the first lien mortgage loan.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such Class and (ii) the Maximum Cap.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee Rate (ii) the trustee fee rate and (iii) the Loss Mitigation Advisor fee.

Adjusted Net Maximum

Mortgage Rate:

The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the loan rate in the case of any fixed-rate Mortgage Loan) less the sum of (i) the Servicing Fee Rate (ii) the trustee fee rate and (iii) the Loss Mitigation Advisor fee.

Net WAC Rate:

The “Net WAC Rate” for any Distribution Date, will be equal to the annual rate equal to the product of (a) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in the prior calendar month less a percentage, the numerator of which is the net swap payment and swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the prior calendar month and (b) a fraction whose numerator is 30 and whose denominator is the actual number of days in the related Accrual Period.

Maximum Cap:

The “Maximum Cap” on each Class of Certificates will be the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans plus a fraction expressed as a percentage, the numerator of which is the Net Swap Payment received by the trust from the Swap Provider and the denominator of which is the aggregate principal balance of the Mortgage Loans in the prior calendar month, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net WAC Rate

Carryover Amount:

If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following:
1) Excess Cashflow;

2) Swap Agreement;

3) The Overcollateralization Amount;

4) Subordination.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with notional amounts as shown in the Swap Schedule herein. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to [5.05]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider (on an actual/360 basis), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. In the event that a Swap Termination Payment is paid to the Trust and a new successor swap provider is not found, such amount will remain in a reserve fund and only the Net Swap Payment that would normally be paid to the trust (assuming no Swap Termination Payment is made) is distributed through the swap waterfall. In the event that the Trust is required to make a Swap Termination Payment, such payment generally will be paid prior to distributions to Certificateholders.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 1.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization

Target Amount:	Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 1.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 2.50% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i)	the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii)	the later to occur of
(x)	the Distribution Date occurring in April 2009 and
(y)	the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 42.00%.

Credit Enhancement

Percentage:

The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [38.10]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
April 2008 – March 2009	[1.40]% for April 2008, plus 1/12 of [1.75]% thereafter
April 2009 – March 2010	[3.15]% for April 2009, plus 1/12 of [1.80]% thereafter
April 2010 – March 2011	[4.95]% for April 2010, plus 1/12 of [1.45]% thereafter
April 2011 – March 2012	[6.40]% for April 2011, plus 1/12 of [0.75]% thereafter
April 2012 – March 2013	[7.15]% for April 2012, plus 1/12 of [0.05]% thereafter
April 2013 and thereafter	[7.20]%

Expected Credit Support

Percentages:
	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	21.00%	42.00%
Class M-1 and Class M2	12.00%	24.00%
Class M-3	10.35%	20.70%
Class M-4	8.75%	17.50%
Class M-5	7.20%	14.40%
Class M-6	5.85%	11.70%
Class M-7	4.60%	9.20%
Class M-8	3.70%	7.40%
Class M-9	3.05%	6.10%
Class M-10	2.05%	4.10%
Class M-11	1.25%	2.50%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-11 Certificates, then to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

.

Priority of Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

1)

Interest funds, as follows: first to pay servicing fees and trustee fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Class A Certificates, generally from the related loan group, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates, twelfth, monthly interest to the Class M-9 Certificates, thirteenth, monthly interest to the Class M-10 Certificates and fourteenth, monthly interest to the Class M-11 Certificates

2)

Principal funds, as follows: monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", then monthly principal to the Class M-9 Certificates as described under "Principal Paydown", then monthly principal to the Class M-10 Certificates as described under "Principal Paydown", and lastly, monthly principal to the Class M-11 Certificates as described under "Principal Paydown."

3) Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, then any unpaid applied Realized Loss amount to the Class M-10 Certificates, then any previously unpaid interest to the Class M-11 Certificates, and then any unpaid applied Realized Loss amount to the Class M-11 Certificates.

4) Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Class A Certificates, pro-rata and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement.

5)

Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:

Principal distributed to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero. In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates generally pro rata, based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates, x) the Class M-10 Certificates and xi) the Class M-11 Certificates.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, generally pro rata, based on the principal collected in the related loan group, such that the Senior Certificates will have at least 42.00% credit enhancement, second to the Class M-1 and Class M-2 Certificates sequentially, such that both the Class M-1 and Class M-2 Certificates will have at least 24.00% credit enhancement, third to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 20.70% credit enhancement, fourth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 17.50% credit enhancement, fifth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 14.40% credit enhancement, sixth to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 11.70% credit enhancement, seventh to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 9.20% credit enhancement, eighth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 7.40% credit enhancement, ninth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 6.10% credit enhancement, tenth to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 4.10% credit enhancement, and eleventh to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 2.50% credit enhancement, (subject, in each case, to any overcollateralization floors).

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,

On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Swap Agreement;
(iii)	to the Class A Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;
(iv)	to the Mezzanine Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;
(v)

to the Class A Certificates and the Mezzanine Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vi)	to the Mezzanine Certificates, sequentially, any remaining Allocated Realized Loss Amounts;
(vii)

an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A and Mezzanine Certificates to such Certificates first, pro rata, to the Class A Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Total Statistical Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,046,774,019	$14,972	$1,399,587
Average Scheduled Principal Balance	$194,857
Number of Mortgage Loans	5,372

Weighted Average Gross Coupon	8.345%	5.000%	13.900%
Weighted Average FICO Score	622	500	813
Weighted Average Combined Original LTV	80.50%	12.00%	100.00%
Weighted Average Debt-to-Income	42.77%	3.95%	59.99%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	177 months	360 months
Weighted Average Seasoning	2 months	0 months	5 months

Weighted Average Gross Margin	6.360%	2.500%	8.500%
Weighted Average Minimum Interest Rate	8.232%	5.250%	12.600%
Weighted Average Maximum Interest Rate	14.228%	9.200%	18.600%
Weighted Average Initial Rate Cap	2.989%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	1.500%
Weighted Average Months to Roll	25 months	2 months	178 months

Maturity Date		Dec 1 2020	Feb 15 2036
Maximum Zip Code Concentration	0.34%	95020

ARM	81.48%
Fixed Rate	18.52%

15/15 6 MO LIBOR	0.01%
2/13 6 MO LIBOR	0.03%
2/28 6 MO LIBOR	39.90%
2/28 6 MO LIBOR 40/30 Balloon	19.75%
2/28 6 MO LIBOR IO	13.93%
3/27 6 MO LIBOR	0.99%
3/27 6 MO LIBOR 40/30 Balloon	0.67%
3/27 6 MO LIBOR IO	0.65%
5/25 6 MO LIBOR	1.75%
5/25 6 MO LIBOR 40/30 Balloon	1.60%
5/25 6 MO LIBOR IO	2.13%
6 MO LIBOR	0.07%
Fixed Rate 15 Yr	0.42%
Fixed Rate 20 Yr	0.14%
Fixed Rate 30 Yr	14.89%
Fixed Rate 30 Yr 5Yr IO	0.74%
Fixed Rate 30 Yr Rate Reduction	0.11%
Fixed Rate 40/30 Balloon	2.20%
Fixed Rate 40/30 Balloon Rate Reduction	0.01%

Interest Only	17.45%
Not Interest Only	82.55%

Prepay Penalty: 0 months	28.83%
Prepay Penalty: 12 months	10.40%
Prepay Penalty: 24 months	46.97%
Prepay Penalty: 30 months	0.09%
Prepay Penalty: 36 months	13.71%

First Lien	95.61%
Second Lien	4.39%

Full Documentation	54.42%
Lite Documentation	0.68%
No Documentation	1.17%
Stated Income Documentation	43.73%

Cash Out Refinance	59.81%
Purchase	33.78%
Rate/Term Refinance	6.41%

2-4 Units Attached	2.46%
2-4 Units Detached	6.58%
Condo High-Rise Attached	0.45%
Condo Low-Rise Attached	3.69%
Manufactured Housing	0.84%
PUD Attached	1.75%
PUD Detached	10.06%
Single Family Attached	2.62%
Single Family Detached	71.54%

Non-owner	6.49%
Primary	91.67%
Second Home	1.85%

Top 5 States:
California	26.17%
Florida	11.23%
New York	9.25%
Massachusetts	5.67%
New Jersey	5.47%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	759	23,479,114.59	2.24%	11.672	355	94.69	612
50,000.01 - 100,000.00	1,034	76,816,058.53	7.34%	10.207	356	81.62	605
100,000.01 - 150,000.00	998	123,095,963.99	11.76%	9.202	356	79.90	602
150,000.01 - 200,000.00	615	106,823,278.23	10.20%	8.891	357	79.44	602
200,000.01 - 250,000.00	471	105,507,892.93	10.08%	8.421	358	78.55	612
250,000.01 - 300,000.00	343	94,300,327.35	9.01%	8.076	358	79.43	620
300,000.01 - 350,000.00	342	110,614,684.99	10.57%	7.789	358	79.28	623
350,000.01 - 400,000.00	220	82,547,988.54	7.89%	7.517	356	80.81	641
400,000.01 - 450,000.00	164	69,583,134.47	6.65%	7.603	358	81.92	643
450,000.01 - 500,000.00	128	60,883,481.47	5.82%	7.633	356	80.77	639
500,000.01 - 550,000.00	105	54,742,988.21	5.23%	7.584	358	82.38	633
550,000.01 - 600,000.00	57	32,854,603.65	3.14%	7.535	358	80.15	642
600,000.01 - 650,000.00	30	18,910,270.18	1.81%	7.258	358	84.37	664
650,000.01 - 700,000.00	29	19,623,751.37	1.87%	7.819	358	81.32	655
700,000.01 - 750,000.00	27	19,683,950.79	1.88%	7.620	358	81.88	648
750,000.01 - 800,000.00	15	11,650,642.19	1.11%	7.560	358	79.41	640
800,000.01 - 850,000.00	5	4,101,622.31	0.39%	7.478	358	85.79	614
850,000.01 - 900,000.00	4	3,491,268.50	0.33%	7.859	358	82.45	662
900,000.01 - 950,000.00	5	4,654,675.74	0.44%	8.186	358	86.58	617
950,000.01 - 1,000,000.00	5	4,927,522.08	0.47%	7.929	358	67.06	615
1,000,000.01+	16	18,480,798.73	1.77%	7.687	358	74.12	628
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	10	4,566,721.43	0.44%	5.316	356	72.78	702
5.500 - 5.999	47	18,081,211.24	1.73%	5.816	357	76.70	686
6.000 - 6.499	151	53,678,846.75	5.13%	6.247	357	76.76	674
6.500 - 6.999	375	133,239,005.73	12.73%	6.771	357	77.30	655
7.000 - 7.499	353	116,732,166.78	11.15%	7.258	357	78.82	640
7.500 - 7.999	555	163,110,403.21	15.58%	7.775	357	78.78	630
8.000 - 8.499	478	122,543,815.94	11.71%	8.247	357	81.32	621
8.500 - 8.999	694	142,855,778.60	13.65%	8.731	358	81.49	609
9.000 - 9.499	458	74,524,884.34	7.12%	9.249	357	81.96	599
9.500 - 9.999	491	74,851,864.53	7.15%	9.741	356	82.97	592
10.000 -10.499	334	43,588,992.96	4.16%	10.226	356	83.34	585
10.500 -10.999	316	33,693,106.90	3.22%	10.727	356	83.16	574
11.000 -11.499	238	21,960,407.95	2.10%	11.221	358	83.79	564
11.500 -11.999	306	20,708,207.11	1.98%	11.724	357	86.32	582
12.000 -12.499	296	13,031,184.94	1.24%	12.163	356	89.35	584
12.500 -12.999	254	8,961,522.09	0.86%	12.616	357	96.85	587
13.000 -13.499	12	485,339.26	0.05%	13.129	359	90.21	588
13.500 -13.999	4	160,559.08	0.02%	13.758	359	77.59	589
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	344	59,786,913.94	5.71%	9.968	358	75.95	512
525-549	358	67,154,290.24	6.42%	9.445	356	74.81	538
550-574	466	83,584,040.17	7.98%	8.999	356	75.96	563
575-599	1,053	166,015,482.57	15.86%	8.627	358	79.14	587
600-624	1,051	186,511,547.64	17.82%	8.277	357	81.21	612
625-649	832	163,614,833.99	15.63%	8.070	357	82.67	637
650-674	544	120,140,854.76	11.48%	8.035	357	83.67	661
675-699	321	76,563,816.00	7.31%	7.775	358	82.77	685
700+	377	120,210,675.30	11.48%	7.194	356	82.61	733
None	26	3,191,564.23	0.30%	9.742	358	68.72	0
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	177	27,849,514.59	2.66%	8.147	353	39.30	602
50.00- 54.99	90	17,223,579.06	1.65%	8.229	356	52.58	587
55.00- 59.99	111	21,999,802.07	2.10%	8.064	351	57.48	599
60.00- 64.99	187	41,565,979.07	3.97%	7.920	357	62.54	592
65.00- 69.99	243	50,833,230.10	4.86%	8.280	356	67.06	597
70.00- 74.99	247	59,424,304.72	5.68%	7.965	357	71.82	610
75.00- 79.99	343	87,943,111.21	8.40%	8.140	358	76.51	609
80.00	1,403	310,017,559.94	29.62%	8.021	358	80.00	631
80.01- 84.99	143	33,947,707.70	3.24%	7.971	357	83.38	620
85.00- 89.99	405	101,783,838.94	9.72%	8.218	357	86.07	622
90.00- 94.99	553	136,814,829.94	13.07%	8.465	357	90.46	636
95.00- 99.99	552	103,946,524.03	9.93%	8.930	358	95.10	631
100.00	918	53,424,037.47	5.10%	10.668	357	100.00	634
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	39	4,658,133.90	0.44%	9.257	178	70.57	621
240	14	1,487,948.44	0.14%	8.676	238	75.86	615
360	5,319	1,040,627,936.50	99.41%	8.340	358	80.55	622
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	39	4,658,133.90	0.44%	9.257	178	70.57	621
181-240	14	1,487,948.44	0.14%	8.676	238	75.86	615
301-360	5,319	1,040,627,936.50	99.41%	8.340	358	80.55	622
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	118	20,022,376.07	1.91%	8.618	356	79.31	614
20.01 -25.00	169	25,009,583.48	2.39%	8.618	357	77.39	614
25.01 -30.00	381	55,377,392.53	5.29%	8.856	357	78.00	615
30.01 -35.00	552	93,459,258.92	8.93%	8.533	357	78.05	620
35.01 -40.00	802	149,741,570.32	14.31%	8.375	357	79.35	623
40.01 -45.00	1,081	214,342,833.02	20.48%	8.343	357	81.51	628
45.01 -50.00	1,150	243,307,891.96	23.24%	8.340	357	81.98	627
50.01 -55.00	774	177,232,430.16	16.93%	8.026	357	80.62	615
55.01 -60.00	298	56,057,319.83	5.36%	8.301	358	81.00	603
None	47	12,223,362.55	1.17%	8.180	352	81.86	707
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	3,647	852,941,424.19	81.48%	8.239	358	80.47	620
Fixed Rate	1,725	193,832,594.65	18.52%	8.812	353	80.64	634
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	1	82,570.08	0.01%	9.600	358	95.00	596
2/13 6 MO LIBOR	4	296,667.49	0.03%	10.444	178	75.92	567
2/28 6 MO LIBOR	2,262	417,669,705.05	39.90%	8.867	358	80.79	605
2/28 6 MO LIBOR 40/30 Balloon	672	206,733,108.24	19.75%	7.785	359	80.06	617
2/28 6 MO LIBOR IO	420	145,820,319.58	13.93%	7.460	358	81.51	652
3/27 6 MO LIBOR	53	10,398,967.97	0.99%	8.427	358	77.15	627
3/27 6 MO LIBOR 40/30 Balloon	24	6,986,750.87	0.67%	7.614	358	80.86	618
3/27 6 MO LIBOR IO	19	6,833,072.32	0.65%	7.432	357	80.94	643
5/25 6 MO LIBOR	87	18,292,455.37	1.75%	7.994	358	78.94	642
5/25 6 MO LIBOR 40/30 Balloon	51	16,789,957.99	1.60%	7.615	359	79.31	627
5/25 6 MO LIBOR IO	52	22,276,084.57	2.13%	6.803	357	75.25	672
6 MO LIBOR	2	761,764.66	0.07%	7.297	356	65.96	647
Fixed Rate 15 Yr	35	4,361,466.41	0.42%	9.176	178	70.21	625
Fixed Rate 20 Yr	14	1,487,948.44	0.14%	8.676	238	75.86	615
Fixed Rate 30 Yr	1,564	155,908,634.68	14.89%	9.105	358	82.20	630
Fixed Rate 30 Yr 5Yr IO	22	7,735,118.87	0.74%	6.614	357	73.10	690
Fixed Rate 30 Yr Rate Reduction	9	1,133,143.14	0.11%	10.304	358	72.37	537
Fixed Rate 40/30 Balloon	80	23,054,329.23	2.20%	7.425	359	75.27	650
Fixed Rate 40/30 Balloon Rate Reduction	1	151,953.88	0.01%	10.150	358	80.00	526
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	513	182,664,595.34	17.45%	7.343	357	80.37	656
Not Interest Only	4,859	864,109,423.50	82.55%	8.557	357	80.53	615
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,904	301,770,058.09	28.83%	8.882	357	80.83	619
Prepay Penalty: 12 months	314	108,870,405.43	10.40%	7.902	357	79.17	633
Prepay Penalty: 24 months	2,425	491,700,480.80	46.97%	8.239	358	81.35	617
Prepay Penalty: 30 months	5	917,880.03	0.09%	8.460	359	83.29	626
Prepay Penalty: 36 months	724	143,515,194.49	13.71%	7.913	354	77.90	640
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,344	1,000,809,838.05	95.61%	8.200	357	79.81	622
Second Lien	1,028	45,964,180.79	4.39%	11.505	355	95.49	629
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	3,550	569,623,408.08	54.42%	8.438	357	81.55	608
Lite Documentation	26	7,157,662.36	0.68%	8.551	359	71.54	629
No Documentation	47	12,223,362.55	1.17%	8.180	352	81.86	707
Stated Income Documentation	1,749	457,769,585.85	43.73%	8.231	357	79.30	638
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,708	626,109,973.38	59.81%	8.180	357	77.53	614
Purchase	2,269	353,554,726.80	33.78%	8.576	358	85.58	640
Rate/Term Refinance	395	67,109,318.66	6.41%	8.665	357	81.39	603
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	82	25,773,802.20	2.46%	7.934	355	75.71	639
2-4 Units Detached	254	68,832,541.26	6.58%	8.278	358	80.63	642
Condo High-Rise Attached	16	4,757,938.84	0.45%	7.843	358	69.84	669
Condo Low-Rise Attached	220	38,622,687.56	3.69%	8.592	358	80.33	639
Manufactured Housing	64	8,818,865.09	0.84%	9.189	355	77.89	633
PUD Attached	99	18,295,545.28	1.75%	8.121	358	81.64	637
PUD Detached	492	105,355,861.66	10.06%	8.411	357	82.27	616
Single Family Attached	177	27,433,902.40	2.62%	8.605	357	80.45	623
Single Family Detached	3,968	748,882,874.55	71.54%	8.333	357	80.48	619
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	392	67,923,946.98	6.49%	9.301	357	84.19	651
Primary	4,899	959,531,416.34	91.67%	8.281	357	80.23	620
Second Home	81	19,318,655.52	1.85%	8.167	357	81.13	650
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	285	55,102,887.57	5.26%	8.933	357	74.01	565
AA	595	128,768,299.66	12.30%	8.768	358	79.39	579
AA+	4,137	803,341,891.30	76.74%	8.109	357	81.78	638
B	211	36,164,423.95	3.45%	9.826	357	73.85	548
C	96	15,967,447.66	1.53%	10.293	358	72.66	553
CC	48	7,429,068.70	0.71%	10.780	358	58.13	562
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	57	4,912,625.79	0.47%	9.476	349	85.45	599
Alaska	3	677,422.91	0.06%	8.957	358	85.47	599
Arizona	132	24,613,915.86	2.35%	8.444	357	79.21	606
Arkansas	21	2,752,860.86	0.26%	9.310	358	85.71	606
California	788	273,959,254.51	26.17%	7.440	357	78.70	643
Colorado	84	15,390,169.11	1.47%	8.727	356	83.32	604
Connecticut	77	14,092,791.79	1.35%	8.634	358	81.24	621
Delaware	12	2,028,943.33	0.19%	9.088	358	79.10	548
District of Columbia	14	3,365,200.93	0.32%	8.564	358	76.58	610
Florida	626	117,600,703.28	11.23%	8.607	358	80.71	619
Georgia	137	17,138,259.48	1.64%	9.502	353	83.75	601
Hawaii	26	11,006,050.79	1.05%	7.237	358	82.43	671
Idaho	29	3,740,238.54	0.36%	8.813	358	86.03	620
Illinois	151	24,036,233.55	2.30%	9.319	358	82.08	598
Indiana	78	7,176,948.12	0.69%	9.457	358	86.80	618
Iowa	17	1,358,135.78	0.13%	10.392	358	83.40	589
Kansas	9	990,792.69	0.09%	10.399	359	91.13	578
Kentucky	32	3,040,829.34	0.29%	9.539	359	85.06	579
Louisiana	21	2,906,956.84	0.28%	9.545	358	86.73	598
Maine	65	8,664,721.03	0.83%	8.612	358	78.17	610
Maryland	150	29,395,339.09	2.81%	8.636	356	79.69	603
Massachusetts	220	59,315,897.55	5.67%	8.096	358	79.70	639
Michigan	184	22,145,199.16	2.12%	9.234	358	84.22	601
Minnesota	33	4,788,653.40	0.46%	9.313	358	82.63	586
Mississippi	12	1,424,281.34	0.14%	9.503	340	79.89	619
Missouri	44	4,094,508.41	0.39%	9.734	358	85.12	585
Montana	4	272,820.92	0.03%	10.306	359	82.76	626
Nebraska	9	527,588.15	0.05%	9.614	358	85.49	602
Nevada	83	17,821,819.21	1.70%	8.081	356	81.37	632
New Hampshire	34	5,329,371.29	0.51%	8.799	358	78.87	611
New Jersey	209	57,222,311.27	5.47%	8.600	357	78.87	611
New York	335	96,868,619.20	9.25%	7.896	357	78.11	629
North Carolina	126	13,510,217.27	1.29%	9.259	355	85.34	611
Ohio	158	16,728,910.98	1.60%	9.621	355	86.37	600
Oklahoma	39	3,118,779.23	0.30%	10.078	357	87.82	575
Oregon	32	6,523,201.80	0.62%	8.602	358	85.13	634
Pennsylvania	166	20,577,239.48	1.97%	8.974	353	82.97	612
Rhode Island	40	8,262,710.90	0.79%	8.480	357	79.15	624
South Carolina	55	6,816,516.15	0.65%	9.394	358	81.72	619
South Dakota	6	638,855.51	0.06%	9.788	358	84.71	580
Tennessee	63	6,923,747.71	0.66%	9.426	357	84.70	612
Texas	578	56,201,070.01	5.37%	9.453	357	83.32	592
Utah	34	3,076,458.45	0.29%	9.047	358	86.84	617
Vermont	25	3,561,979.65	0.34%	8.430	358	73.83	643
Virginia	176	33,155,914.06	3.17%	8.465	357	81.12	610
Washington	98	20,252,425.06	1.93%	8.074	358	80.63	627
Wisconsin	70	7,606,709.81	0.73%	9.441	356	82.84	595
Wyoming	10	1,159,819.25	0.11%	9.668	348	77.32	587
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	4,469	855,321,641.44	81.71%	8.474	357	80.71	617
Silent 2nd	903	191,452,377.40	18.29%	7.769	358	79.58	647
Total	5,372	1,046,774,018.84	100.00%	8.345	357	80.50	622

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	50,686.58	0.01%	12.350	359	69.93	513
3.000 - 3.499	9	1,184,360.94	0.14%	8.240	358	75.54	617
3.500 - 3.999	9	5,067,328.45	0.59%	6.325	357	77.21	696
4.000 - 4.499	29	9,866,226.17	1.16%	6.189	357	74.62	678
4.500 - 4.999	103	34,574,200.78	4.05%	6.450	357	74.79	674
5.000 - 5.499	289	94,971,077.45	11.13%	6.919	358	77.95	667
5.500 - 5.999	520	149,276,106.64	17.50%	7.454	358	78.09	639
6.000 - 6.499	679	172,691,127.36	20.25%	8.016	358	80.27	623
6.500 - 6.999	674	154,952,959.15	18.17%	8.527	358	82.61	609
7.000 - 7.499	700	123,106,403.85	14.43%	9.298	358	83.62	590
7.500 - 7.999	456	73,175,164.71	8.58%	10.003	358	81.81	573
8.000 - 8.499	175	33,654,425.23	3.95%	10.245	358	83.02	557
8.500 - 8.999	3	371,356.88	0.04%	10.541	358	82.47	568
Total	3,647	852,941,424.19	100.00%	8.239	358	80.47	620

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	5	1,898,510.90	0.22%	5.574	357	69.24	624
5.500 - 5.999	44	16,146,496.50	1.89%	5.865	357	76.68	682
6.000 - 6.499	116	40,122,190.99	4.70%	6.254	357	78.26	673
6.500 - 6.999	290	104,391,553.92	12.24%	6.817	358	78.40	651
7.000 - 7.499	299	101,052,173.29	11.85%	7.259	358	79.70	641
7.500 - 7.999	474	141,556,554.74	16.60%	7.777	358	79.39	631
8.000 - 8.499	404	108,328,394.56	12.70%	8.246	358	81.54	620
8.500 - 8.999	598	127,149,026.55	14.91%	8.728	358	81.75	606
9.000 - 9.499	376	65,197,448.69	7.64%	9.248	358	82.37	597
9.500 - 9.999	399	64,606,873.74	7.57%	9.737	358	83.04	589
10.000 -10.499	220	31,266,199.86	3.67%	10.233	358	82.81	573
10.500 -10.999	177	24,444,398.23	2.87%	10.719	358	80.61	554
11.000 -11.499	119	14,773,632.62	1.73%	11.211	359	81.17	547
11.500 -11.999	94	9,193,879.43	1.08%	11.734	357	78.46	547
12.000 -12.499	29	2,572,674.57	0.30%	12.177	359	72.75	538
12.500 -12.999	3	241,415.60	0.03%	12.548	359	77.50	536
Total	3,647	852,941,424.19	100.00%	8.239	358	80.47	620

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.000 - 9.499	2	434,284.34	0.05%	6.237	358	59.78	675
9.500 - 9.999	1	579,778.41	0.07%	6.990	359	72.50	639
10.000 -10.499	4	779,311.29	0.09%	7.292	359	83.01	609
10.500 -10.999	8	2,172,664.54	0.25%	7.755	358	83.31	627
11.000 -11.499	5	1,538,798.62	0.18%	5.429	357	72.38	632
11.500 -11.999	45	15,913,902.67	1.87%	5.952	357	76.25	674
12.000 -12.499	118	39,462,407.75	4.63%	6.297	357	78.43	673
12.500 -12.999	284	101,114,575.83	11.85%	6.800	358	78.32	652
13.000 -13.499	296	100,184,454.30	11.75%	7.253	358	79.73	640
13.500 -13.999	468	140,017,924.37	16.42%	7.757	358	79.40	632
14.000 -14.499	407	109,440,315.12	12.83%	8.236	358	81.55	620
14.500 -14.999	605	127,983,378.33	15.00%	8.711	358	81.98	607
15.000 -15.499	369	64,625,843.58	7.58%	9.243	358	82.34	597
15.500 -15.999	394	65,399,356.34	7.67%	9.714	358	82.54	589
16.000 -16.499	222	32,055,569.58	3.76%	10.230	358	82.45	571
16.500 -16.999	177	24,758,215.24	2.90%	10.708	358	80.34	555
17.000 -17.499	119	14,773,632.62	1.73%	11.211	359	81.17	547
17.500 -17.999	91	8,892,921.09	1.04%	11.732	357	79.01	547
18.000 -18.499	29	2,572,674.57	0.30%	12.177	359	72.75	538
18.500 -18.999	3	241,415.60	0.03%	12.548	359	77.50	536
Total	3,647	852,941,424.19	100.00%	8.239	358	80.47	620

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	5	1,588,803.78	0.19%	7.157	357	76.06	628
2.000	21	6,101,671.63	0.72%	7.774	357	76.62	614
3.000	3,621	845,250,948.78	99.10%	8.244	358	80.50	620
Total	3,647	852,941,424.19	100.00%	8.239	358	80.47	620

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3,636	850,527,108.82	99.72%	8.241	358	80.48	620
1.500	11	2,414,315.37	0.28%	7.464	357	77.62	637
Total	3,647	852,941,424.19	100.00%	8.239	358	80.47	620

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
05/01/06	1	412,385.84	0.05%	6.150	356	85.01	733
06/01/06	1	349,378.82	0.04%	8.650	357	43.48	545
10/01/07	18	2,657,536.39	0.31%	8.745	355	79.46	639
11/01/07	44	12,457,486.76	1.46%	7.118	356	80.38	667
11/16/07	1	525,592.43	0.06%	7.350	357	80.00	661
12/01/07	419	132,461,047.75	15.53%	7.424	357	79.30	653
01/01/08	1,511	357,345,204.39	41.90%	8.332	358	81.11	614
01/03/08	1	66,972.80	0.01%	10.400	359	41.88	529
01/04/08	1	51,281.71	0.01%	11.000	359	95.00	574
02/01/08	1,363	264,954,678.13	31.06%	8.778	359	80.97	601
10/01/08	1	245,697.29	0.03%	8.250	355	85.00	616
11/01/08	3	1,436,806.49	0.17%	8.099	356	76.25	594
12/01/08	13	4,672,133.50	0.55%	6.929	357	75.82	680
01/01/09	42	10,482,638.25	1.23%	7.849	358	80.52	624
02/01/09	37	7,381,515.63	0.87%	8.574	359	80.14	611
10/01/10	1	99,412.90	0.01%	8.500	355	73.21	681
11/01/10	1	126,110.46	0.01%	6.750	356	79.99	674
12/01/10	42	15,655,289.94	1.84%	6.624	357	78.93	704
01/01/11	81	25,019,230.51	2.93%	7.506	358	76.06	630
02/01/11	65	16,458,454.12	1.93%	8.047	359	78.73	626
01/01/21	1	82,570.08	0.01%	9.600	358	95.00	596
Total	3,647	852,941,424.19	100.00%	8.239	358	80.47	620

Group I Statistical Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$588,074,568	$15,192	$795,090
Average Scheduled Principal Balance	$176,176
Number of Mortgage Loans	3,338

Weighted Average Gross Coupon	8.417%	5.250%	12.950%
Weighted Average FICO Score	614	500	807
Weighted Average Combined Original LTV	79.22%	12.00%	100.00%
Weighted Average Debt-to-Income	42.81%	20.01%	59.99%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	177 months	359 months
Weighted Average Seasoning	2 months	1 months	4 months

Weighted Average Gross Margin	6.397%	2.500%	7.990%
Weighted Average Minimum Interest Rate	8.362%	5.250%	12.550%
Weighted Average Maximum Interest Rate	14.350%	9.200%	18.550%
Weighted Average Initial Rate Cap	2.986%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	1.500%
Weighted Average Months to Roll	25 months	2 months	178 months

Maturity Date		Dec 1 2020	Feb 1 2036
Maximum Zip Code Concentration	0.43%	11236

ARM	80.89%
Fixed Rate	19.11%

15/15 6 MO LIBOR	0.01%
2/13 6 MO LIBOR	0.05%
2/28 6 MO LIBOR	46.91%
2/28 6 MO LIBOR 40/30 Balloon	21.07%
2/28 6 MO LIBOR IO	5.79%
3/27 6 MO LIBOR	1.05%
3/27 6 MO LIBOR 40/30 Balloon	0.79%
3/27 6 MO LIBOR IO	0.19%
5/25 6 MO LIBOR	1.96%
5/25 6 MO LIBOR 40/30 Balloon	1.68%
5/25 6 MO LIBOR IO	1.27%
6 MO LIBOR	0.13%
Fixed Rate 15 Yr	0.51%
Fixed Rate 20 Yr	0.23%
Fixed Rate 30 Yr	15.01%
Fixed Rate 30 Yr Rate Reduction	0.19%
Fixed Rate 40/30 Balloon	3.13%
Fixed Rate 40/30 Balloon Rate Reduction	0.03%

Interest Only	7.25%
Not Interest Only	92.75%

Prepay Penalty: 0 months	29.48%
Prepay Penalty: 12 months	10.71%
Prepay Penalty: 24 months	45.76%
Prepay Penalty: 30 months	0.12%
Prepay Penalty: 36 months	13.93%

First Lien	98.02%
Second Lien	1.98%

Full Documentation	57.68%
Lite Documentation	0.51%
Stated Income Documentation	41.80%

Cash Out Refinance	61.83%
Purchase	30.67%
Rate/Term Refinance	7.51%

2-4 Units Attached	2.89%
2-4 Units Detached	9.03%
Condo High-Rise Attached	0.26%
Condo Low-Rise Attached	3.77%
PUD Attached	1.90%
PUD Detached	8.03%
Single Family Attached	2.79%
Single Family Detached	71.32%

Non-owner	5.03%
Primary	94.16%
Second Home	0.81%

Top 5 States:
California	17.01%
Florida	10.92%
New York	10.18%
Texas	6.75%
Massachusetts	6.69%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	259	8,343,378.23	1.42%	11.484	355	91.49	611
50,000.01 - 100,000.00	679	51,180,078.16	8.70%	9.951	355	78.90	595
100,000.01 - 150,000.00	735	90,769,288.85	15.43%	9.056	356	78.38	597
150,000.01 - 200,000.00	483	84,140,885.90	14.31%	8.759	357	78.39	597
200,000.01 - 250,000.00	366	81,877,170.10	13.92%	8.330	358	77.38	607
250,000.01 - 300,000.00	278	76,322,988.25	12.98%	7.981	357	78.92	622
300,000.01 - 350,000.00	269	86,866,133.26	14.77%	7.766	358	79.27	621
350,000.01 - 400,000.00	172	64,668,837.02	11.00%	7.494	357	80.81	640
400,000.01 - 450,000.00	58	24,038,243.75	4.09%	7.614	358	81.47	639
450,000.01 - 500,000.00	22	10,580,405.72	1.80%	7.550	350	83.10	662
500,000.01 - 550,000.00	13	6,785,420.47	1.15%	7.900	358	83.49	647
550,000.01 - 600,000.00	3	1,706,647.70	0.29%	6.935	357	79.04	672
750,000.01 - 800,000.00	1	795,090.18	0.14%	8.800	358	80.00	634
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	2	706,266.45	0.12%	5.315	356	63.40	591
5.500 - 5.999	18	5,841,671.79	0.99%	5.841	357	75.86	682
6.000 - 6.499	87	25,033,620.56	4.26%	6.259	358	76.27	665
6.500 - 6.999	243	68,668,270.47	11.68%	6.762	357	76.16	654
7.000 - 7.499	219	57,217,400.42	9.73%	7.256	356	77.18	639
7.500 - 7.999	396	92,769,447.30	15.78%	7.765	358	77.77	629
8.000 - 8.499	350	74,567,741.09	12.68%	8.245	357	80.81	616
8.500 - 8.999	523	92,236,886.47	15.68%	8.740	358	80.26	602
9.000 - 9.499	341	49,697,653.06	8.45%	9.241	357	80.53	594
9.500 - 9.999	339	48,058,221.06	8.17%	9.727	355	81.52	580
10.000 -10.499	186	22,122,101.22	3.76%	10.220	354	81.28	570
10.500 -10.999	159	17,033,757.49	2.90%	10.727	357	79.26	557
11.000 -11.499	129	13,231,427.32	2.25%	11.228	359	81.88	552
11.500 -11.999	156	12,212,145.70	2.08%	11.740	357	81.90	558
12.000 -12.499	110	5,848,583.98	0.99%	12.199	356	81.14	560
12.500 -12.999	80	2,829,373.21	0.48%	12.597	358	96.22	579
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	267	43,576,604.03	7.41%	9.982	358	75.27	512
525-549	274	47,771,476.90	8.12%	9.426	356	73.50	537
550-574	330	54,261,047.71	9.23%	8.908	356	75.38	563
575-599	663	96,436,452.24	16.40%	8.621	357	77.73	586
600-624	619	101,940,268.93	17.33%	8.317	357	80.84	612
625-649	528	96,203,327.89	16.36%	8.041	357	81.80	637
650-674	288	57,359,773.90	9.75%	7.928	357	82.14	660
675-699	166	36,964,472.43	6.29%	7.634	358	81.61	686
700+	186	51,354,799.31	8.73%	7.211	356	82.20	733
None	17	2,206,344.25	0.38%	9.605	358	66.84	0
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	136	19,630,316.61	3.34%	8.222	353	39.66	593
50.00- 54.99	67	11,961,089.30	2.03%	8.035	358	52.69	588
55.00- 59.99	87	15,059,833.45	2.56%	8.107	353	57.64	587
60.00- 64.99	131	25,605,589.25	4.35%	8.207	357	62.38	579
65.00- 69.99	183	32,730,537.88	5.57%	8.450	356	67.08	591
70.00- 74.99	172	34,660,700.90	5.89%	8.082	357	71.97	609
75.00- 79.99	228	46,600,409.43	7.92%	8.452	358	76.49	593
80.00	1,053	186,769,486.36	31.76%	8.246	358	80.00	624
80.01- 84.99	87	20,430,270.54	3.47%	7.913	356	83.24	613
85.00- 89.99	246	53,082,849.51	9.03%	8.292	356	86.17	620
90.00- 94.99	329	68,706,553.15	11.68%	8.615	356	90.37	627
95.00- 99.99	300	51,607,055.23	8.78%	8.902	358	95.11	620
100.00	319	21,229,875.98	3.61%	10.191	356	100.00	633
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	25	3,324,440.23	0.57%	9.014	178	74.25	625
240	11	1,380,613.33	0.23%	8.523	238	74.97	610
360	3,302	583,369,514.03	99.20%	8.413	358	79.25	614
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	25	3,324,440.23	0.57%	9.014	178	74.25	625
181-240	11	1,380,613.33	0.23%	8.523	238	74.97	610
301-360	3,302	583,369,514.03	99.20%	8.413	358	79.25	614
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
20.01 -25.00	117	15,261,511.53	2.60%	8.785	357	78.36	607
25.01 -30.00	270	37,117,609.94	6.31%	8.879	356	76.90	612
30.01 -35.00	358	55,506,157.37	9.44%	8.532	356	77.32	614
35.01 -40.00	530	92,194,480.99	15.68%	8.402	357	78.84	617
40.01 -45.00	695	130,702,552.74	22.23%	8.343	356	80.40	620
45.01 -50.00	712	133,544,095.77	22.71%	8.389	357	79.80	618
50.01 -55.00	485	92,228,628.83	15.68%	8.283	357	79.44	603
55.01 -60.00	171	31,519,530.42	5.36%	8.356	358	78.78	597
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	2,494	475,708,472.71	80.89%	8.369	358	79.42	612
Fixed Rate	844	112,366,094.88	19.11%	8.620	352	78.37	621
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	1	82,570.08	0.01%	9.600	358	95.00	596
2/13 6 MO LIBOR	4	296,667.49	0.05%	10.444	178	75.92	567
2/28 6 MO LIBOR	1,678	275,842,290.92	46.91%	8.851	358	79.46	597
2/28 6 MO LIBOR 40/30 Balloon	511	123,896,197.47	21.07%	7.809	359	79.69	616
2/28 6 MO LIBOR IO	117	34,049,613.90	5.79%	7.249	357	81.68	685
3/27 6 MO LIBOR	36	6,148,817.27	1.05%	8.493	358	75.07	615
3/27 6 MO LIBOR 40/30 Balloon	19	4,629,593.47	0.79%	7.675	358	79.32	627
3/27 6 MO LIBOR IO	5	1,117,252.00	0.19%	8.030	358	81.12	645
5/25 6 MO LIBOR	63	11,517,979.45	1.96%	8.122	358	77.79	642
5/25 6 MO LIBOR 40/30 Balloon	36	9,895,242.56	1.68%	7.603	358	78.18	622
5/25 6 MO LIBOR IO	22	7,470,483.44	1.27%	6.761	358	71.79	692
6 MO LIBOR	2	761,764.66	0.13%	7.297	356	65.96	647
Fixed Rate 15 Yr	21	3,027,772.74	0.51%	8.873	178	74.09	630
Fixed Rate 20 Yr	11	1,380,613.33	0.23%	8.523	238	74.97	610
Fixed Rate 30 Yr	732	88,290,344.20	15.01%	8.801	358	78.80	618
Fixed Rate 30 Yr Rate Reduction	9	1,133,143.14	0.19%	10.304	358	72.37	537
Fixed Rate 40/30 Balloon	70	18,382,267.59	3.13%	7.597	359	77.63	640
Fixed Rate 40/30 Balloon Rate Reduction	1	151,953.88	0.03%	10.150	358	80.00	526
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	144	42,637,349.34	7.25%	7.184	357	79.93	685
Not Interest Only	3,194	545,437,218.25	92.75%	8.513	357	79.16	608
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,074	173,393,019.45	29.48%	8.846	357	79.34	607
Prepay Penalty: 12 months	211	62,965,112.05	10.71%	7.910	357	77.58	627
Prepay Penalty: 24 months	1,568	269,075,279.45	45.76%	8.330	358	80.03	611
Prepay Penalty: 30 months	4	720,811.67	0.12%	8.052	359	81.45	629
Prepay Penalty: 36 months	481	81,920,344.97	13.93%	8.189	353	77.52	626
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,037	576,407,223.69	98.02%	8.353	357	78.87	614
Second Lien	301	11,667,343.90	1.98%	11.576	356	96.24	621
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	2,246	339,205,418.59	57.68%	8.527	357	80.10	600
Lite Documentation	13	3,026,002.52	0.51%	8.922	359	76.42	594
Stated Income Documentation	1,079	245,843,146.48	41.80%	8.259	356	78.04	632
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,851	363,600,797.46	61.83%	8.339	357	76.49	606
Purchase	1,213	180,334,022.62	30.67%	8.497	358	84.04	632
Rate/Term Refinance	274	44,139,747.51	7.51%	8.738	357	81.94	599
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	49	16,969,696.19	2.89%	7.693	353	72.75	631
2-4 Units Detached	192	53,114,219.13	9.03%	8.125	358	79.19	641
Condo High-Rise Attached	9	1,536,173.28	0.26%	8.858	358	72.73	625
Condo Low-Rise Attached	133	22,199,192.91	3.77%	8.582	358	78.80	635
PUD Attached	62	11,201,897.47	1.90%	7.969	357	79.55	622
PUD Detached	268	47,235,754.73	8.03%	8.479	357	80.32	602
Single Family Attached	118	16,392,378.48	2.79%	8.829	356	79.16	606
Single Family Detached	2,507	419,425,255.40	71.32%	8.462	357	79.40	610
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	189	29,586,791.57	5.03%	9.279	357	80.46	637
Primary	3,125	553,737,596.49	94.16%	8.372	357	79.17	612
Second Home	24	4,750,179.53	0.81%	8.335	354	76.66	629
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	207	35,179,599.01	5.98%	8.911	356	72.63	566
AA	414	76,122,277.87	12.94%	8.866	358	78.63	571
AA+	2,444	433,368,186.58	73.69%	8.130	357	80.69	631

B	160	26,236,543.33	4.46%	9.780	358	73.35	548
C	70	10,699,543.57	1.82%	10.375	358	71.56	553
CC	43	6,468,417.23	1.10%	10.892	358	59.78	557
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	46	4,261,805.24	0.72%	9.279	348	85.34	603
Alaska	3	677,422.91	0.12%	8.957	358	85.47	599
Arizona	69	11,778,050.19	2.00%	8.452	357	77.33	603
Arkansas	18	2,512,203.88	0.43%	9.267	358	86.30	607
California	369	100,034,208.57	17.01%	7.369	358	75.56	635
Colorado	50	8,485,228.99	1.44%	8.364	354	82.95	611
Connecticut	53	9,928,964.47	1.69%	8.318	358	79.63	619
Delaware	7	1,131,494.11	0.19%	9.708	359	79.31	557
District of Columbia	9	2,072,012.63	0.35%	8.465	358	72.10	620
Florida	383	64,206,955.33	10.92%	8.445	358	78.05	611
Georgia	94	13,273,623.31	2.26%	9.310	351	81.62	593
Hawaii	16	6,316,434.81	1.07%	7.332	358	82.20	669
Idaho	17	2,491,248.41	0.42%	8.572	359	84.95	615
Illinois	113	18,930,251.65	3.22%	9.298	358	80.68	588
Indiana	43	4,741,951.02	0.81%	9.170	358	84.21	607
Iowa	11	1,065,880.77	0.18%	10.063	359	81.16	576
Kansas	8	855,936.76	0.15%	10.241	359	90.52	586
Kentucky	22	2,274,623.67	0.39%	9.339	358	85.53	578
Louisiana	16	2,539,556.13	0.43%	9.482	358	85.61	594
Maine	36	5,829,115.60	0.99%	8.320	358	80.19	608
Maryland	93	18,670,923.82	3.17%	8.780	357	77.83	593
Massachusetts	155	39,326,288.24	6.69%	8.153	358	79.45	632
Michigan	127	16,192,490.37	2.75%	9.106	358	83.97	599
Minnesota	20	2,833,771.15	0.48%	8.956	358	78.49	588
Mississippi	9	1,153,976.81	0.20%	9.168	359	83.61	631
Missouri	27	2,919,409.58	0.50%	9.505	358	84.64	585
Montana	2	198,065.43	0.03%	9.629	359	76.25	636
Nebraska	6	411,687.06	0.07%	9.288	358	85.81	603
Nevada	52	11,167,875.09	1.90%	7.797	356	79.50	628
New Hampshire	21	3,761,848.82	0.64%	8.435	358	78.23	606
New Jersey	138	33,746,871.14	5.74%	8.605	357	78.76	609
New York	220	59,873,100.89	10.18%	7.913	357	76.61	623
North Carolina	78	8,459,943.78	1.44%	9.145	353	83.74	610
Ohio	105	10,919,001.30	1.86%	9.565	355	86.83	601
Oklahoma	21	1,832,697.84	0.31%	9.503	359	84.66	580
Oregon	20	3,892,477.23	0.66%	8.731	358	82.61	611
Pennsylvania	114	14,517,482.84	2.47%	8.822	351	82.32	614
Rhode Island	33	7,071,158.05	1.20%	8.353	358	78.65	623
South Carolina	31	3,635,027.29	0.62%	9.141	358	78.66	595
South Dakota	5	499,780.51	0.08%	9.743	358	86.03	594
Tennessee	47	5,480,570.77	0.93%	9.434	359	84.65	609
Texas	378	39,685,650.14	6.75%	9.368	356	81.33	589
Utah	19	2,191,256.99	0.37%	8.489	359	84.83	611
Vermont	13	1,562,276.74	0.27%	9.115	358	75.94	628

Virginia	109	17,514,454.06	2.98%	8.567	356	78.77	599
Washington	56	9,989,161.23	1.70%	8.150	358	80.81	623
Wisconsin	48	6,116,734.12	1.04%	9.050	356	80.57	599
Wyoming	8	1,043,617.85	0.18%	9.546	347	75.28	587
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	2,631	466,036,892.11	79.25%	8.528	357	79.10	606
Silent 2nd	707	122,037,675.48	20.75%	7.995	358	79.67	641
Total	3,338	588,074,567.59	100.00%	8.417	357	79.22	614

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	50,686.58	0.01%	12.350	359	69.93	513
3.000 - 3.499	8	913,994.94	0.19%	9.050	358	74.23	582
3.500 - 3.999	3	915,898.05	0.19%	6.463	358	77.04	635
4.000 - 4.499	17	4,739,157.18	1.00%	6.374	357	72.48	682
4.500 - 4.999	61	17,673,300.50	3.72%	6.581	357	72.47	677
5.000 - 5.499	177	45,888,038.27	9.65%	6.966	358	76.71	662
5.500 - 5.999	351	78,941,384.09	16.59%	7.551	358	77.29	635
6.000 - 6.499	483	98,389,187.44	20.68%	8.092	358	78.99	620
6.500 - 6.999	493	91,008,892.06	19.13%	8.640	358	81.46	598
7.000 - 7.499	533	83,123,306.76	17.47%	9.343	358	82.12	580
7.500 - 7.999	367	54,064,626.84	11.37%	10.082	358	81.02	566
Total	2,494	475,708,472.71	100.00%	8.369	358	79.42	612

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	2	706,266.45	0.15%	5.315	356	63.40	591
5.500 - 5.999	19	6,073,962.42	1.28%	6.010	357	77.98	689
6.000 - 6.499	68	19,184,545.52	4.03%	6.277	358	76.38	666
6.500 - 6.999	182	51,666,785.91	10.86%	6.800	358	77.70	654
7.000 - 7.499	181	47,443,568.70	9.97%	7.261	358	77.74	638
7.500 - 7.999	326	75,966,009.34	15.97%	7.772	358	78.16	629
8.000 - 8.499	286	62,033,363.14	13.04%	8.242	358	81.25	614
8.500 - 8.999	454	81,246,521.84	17.08%	8.737	358	80.66	599
9.000 - 9.499	289	43,028,338.63	9.05%	9.241	358	81.21	593
9.500 - 9.999	279	40,309,681.91	8.47%	9.720	358	81.56	576
10.000 -10.499	129	15,755,429.32	3.31%	10.232	357	81.24	562
10.500 -10.999	100	12,737,223.95	2.68%	10.729	359	77.72	544
11.000 -11.499	76	9,389,463.33	1.97%	11.215	359	79.42	544
11.500 -11.999	76	7,666,028.25	1.61%	11.758	357	76.15	539
12.000 -12.499	25	2,320,653.19	0.49%	12.190	359	71.96	537
12.500 -12.999	2	180,630.81	0.04%	12.531	358	76.66	524
Total	2,494	475,708,472.71	100.00%	8.369	358	79.42	612

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.000 - 9.499	2	434,284.34	0.09%	6.237	358	59.78	675
10.000 -10.499	3	652,024.43	0.14%	7.281	359	82.62	601
10.500 -10.999	7	1,521,891.96	0.32%	7.672	358	78.30	626
11.000 -11.499	3	775,774.62	0.16%	5.565	357	64.89	600
11.500 -11.999	20	5,841,368.59	1.23%	6.253	358	76.86	667
12.000 -12.499	71	18,879,762.28	3.97%	6.368	358	76.65	663
12.500 -12.999	179	50,011,734.19	10.51%	6.799	357	77.41	653
13.000 -13.499	180	47,090,536.57	9.90%	7.256	358	77.85	639
13.500 -13.999	321	74,817,135.93	15.73%	7.748	358	78.43	631
14.000 -14.499	287	62,402,883.70	13.12%	8.235	358	81.29	615
14.500 -14.999	459	82,692,023.67	17.38%	8.722	358	80.60	600
15.000 -15.499	282	42,456,733.52	8.92%	9.234	358	81.15	593
15.500 -15.999	273	39,708,928.09	8.35%	9.710	358	81.70	576
16.000 -16.499	130	16,065,199.03	3.38%	10.223	358	80.78	561
16.500 -16.999	100	13,051,040.96	2.74%	10.706	359	77.27	545
17.000 -17.499	76	9,389,463.33	1.97%	11.215	359	79.42	544
17.500 -17.999	74	7,416,403.50	1.56%	11.754	356	76.63	539
18.000 -18.499	25	2,320,653.19	0.49%	12.190	359	71.96	537
18.500 -18.999	2	180,630.81	0.04%	12.531	358	76.66	524
Total	2,494	475,708,472.71	100.00%	8.369	358	79.42	612

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	4	1,356,803.78	0.29%	7.185	357	75.38	638
2.000	16	3,769,317.59	0.79%	7.754	357	74.51	607
3.000	2,474	470,582,351.34	98.92%	8.378	358	79.47	612
Total	2,494	475,708,472.71	100.00%	8.369	358	79.42	612

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	2,488	474,409,747.45	99.73%	8.373	358	79.42	612
1.500	6	1,298,725.26	0.27%	7.168	357	78.40	644
Total	2,494	475,708,472.71	100.00%	8.369	358	79.42	612

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
05/01/06	1	412,385.84	0.09%	6.150	356	85.01	733
06/01/06	1	349,378.82	0.07%	8.650	357	43.48	545
11/01/07	14	3,994,369.78	0.84%	6.494	356	71.26	649
12/01/07	232	59,760,196.06	12.56%	7.518	357	78.17	648
01/01/08	1,011	194,827,121.81	40.96%	8.401	358	79.44	607
01/03/08	1	66,972.80	0.01%	10.400	359	41.88	529
01/04/08	1	51,281.71	0.01%	11.000	359	95.00	574
02/01/08	1,051	175,384,827.62	36.87%	8.814	359	80.71	597
11/01/08	1	214,606.49	0.05%	8.500	356	61.43	601
12/01/08	6	1,461,313.84	0.31%	7.027	357	60.99	646
01/01/09	26	5,655,033.05	1.19%	7.964	358	81.33	623
02/01/09	27	4,564,709.36	0.96%	8.674	359	78.26	615
12/01/10	21	6,596,748.05	1.39%	6.776	357	78.43	714
01/01/11	54	12,494,940.01	2.63%	7.659	358	74.79	634
02/01/11	46	9,792,017.39	2.06%	8.056	359	77.01	621
01/01/21	1	82,570.08	0.02%	9.600	358	95.00	596
Total	2,494	475,708,472.71	100.00%	8.369	358	79.42	612

Group II Statistical Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$458,699,451	$14,972	$1,399,587
Average Scheduled Principal Balance	$225,516
Number of Mortgage Loans	2,034

Weighted Average Gross Coupon	8.253%	5.000%	13.900%
Weighted Average FICO Score	633	500	813
Weighted Average Combined Original LTV	82.14%	12.99%	100.00%
Weighted Average Debt-to-Income	42.72%	3.95%	59.44%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	177 months	360 months
Weighted Average Seasoning	2 months	0 months	5 months

Weighted Average Gross Margin	6.313%	3.000%	8.500%
Weighted Average Minimum Interest Rate	8.069%	5.250%	12.600%
Weighted Average Maximum Interest Rate	14.074%	9.990%	18.600%
Weighted Average Initial Rate Cap	2.993%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	1.500%
Weighted Average Months to Roll	25 months	19 months	59 months

Maturity Date		Dec 1 2020	Feb 15 2036
Maximum Zip Code Concentration	0.70%	95020

ARM	82.24%
Fixed Rate	17.76%

2/28 6 MO LIBOR	30.92%
2/28 6 MO LIBOR 40/30 Balloon	18.06%
2/28 6 MO LIBOR IO	24.37%
3/27 6 MO LIBOR	0.93%
3/27 6 MO LIBOR 40/30 Balloon	0.51%
3/27 6 MO LIBOR IO	1.25%
5/25 6 MO LIBOR	1.48%
5/25 6 MO LIBOR 40/30 Balloon	1.50%
5/25 6 MO LIBOR IO	3.23%
Fixed Rate 15 Yr	0.29%
Fixed Rate 20 Yr	0.02%
Fixed Rate 30 Yr	14.74%
Fixed Rate 30 Yr 5Yr IO	1.69%
Fixed Rate 40/30 Balloon	1.02%

Interest Only	30.53%
Not Interest Only	69.47%

Prepay Penalty: 0 months	27.99%
Prepay Penalty: 12 months	10.01%
Prepay Penalty: 24 months	48.53%
Prepay Penalty: 30 months	0.04%
Prepay Penalty: 36 months	13.43%

First Lien	92.52%
Second Lien	7.48%

Full Documentation	50.23%
Lite Documentation	0.90%
No Documentation	2.66%
Stated Income Documentation	46.20%

Cash Out Refinance	57.23%
Purchase	37.76%
Rate/Term Refinance	5.01%

2-4 Units Attached	1.92%
2-4 Units Detached	3.43%
Condo High-Rise Attached	0.70%
Condo Low-Rise Attached	3.58%
Manufactured Housing	1.92%
PUD Attached	1.55%
PUD Detached	12.67%
Single Family Attached	2.41%
Single Family Detached	71.82%

Non-owner	8.36%
Primary	88.47%
Second Home	3.18%

Top 5 States:
California	37.92%
Florida	11.64%
New York	8.07%
New Jersey	5.12%
Massachusetts	4.36%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	500	15,135,736.36	3.30%	11.775	355	96.44	613
50,000.01 - 100,000.00	355	25,635,980.37	5.59%	10.717	356	87.04	625
100,000.01 - 150,000.00	263	32,326,675.14	7.05%	9.611	356	84.15	614
150,000.01 - 200,000.00	132	22,682,392.33	4.94%	9.382	358	83.36	620
200,000.01 - 250,000.00	105	23,630,722.83	5.15%	8.738	356	82.59	628
250,000.01 - 300,000.00	65	17,977,339.10	3.92%	8.481	358	81.63	613
300,000.01 - 350,000.00	73	23,748,551.73	5.18%	7.870	358	79.29	628
350,000.01 - 400,000.00	48	17,879,151.52	3.90%	7.601	354	80.84	642
400,000.01 - 450,000.00	106	45,544,890.72	9.93%	7.597	358	82.16	646
450,000.01 - 500,000.00	106	50,303,075.75	10.97%	7.650	358	80.28	634
500,000.01 - 550,000.00	92	47,957,567.74	10.46%	7.540	358	82.22	631
550,000.01 - 600,000.00	54	31,147,955.95	6.79%	7.568	358	80.22	641
600,000.01 - 650,000.00	30	18,910,270.18	4.12%	7.258	358	84.37	664
650,000.01 - 700,000.00	29	19,623,751.37	4.28%	7.819	358	81.32	655
700,000.01 - 750,000.00	27	19,683,950.79	4.29%	7.620	358	81.88	648
750,000.01 - 800,000.00	14	10,855,552.01	2.37%	7.470	358	79.37	640
800,000.01 - 850,000.00	5	4,101,622.31	0.89%	7.478	358	85.79	614
850,000.01 - 900,000.00	4	3,491,268.50	0.76%	7.859	358	82.45	662
900,000.01 - 950,000.00	5	4,654,675.74	1.01%	8.186	358	86.58	617
950,000.01 - 1,000,000.00	5	4,927,522.08	1.07%	7.929	358	67.06	615
1,000,000.01+	16	18,480,798.73	4.03%	7.687	358	74.12	628
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	8	3,860,454.98	0.84%	5.316	356	74.50	723
5.500 - 5.999	29	12,239,539.45	2.67%	5.805	357	77.11	688
6.000 - 6.499	64	28,645,226.19	6.24%	6.237	357	77.18	681
6.500 - 6.999	132	64,570,735.26	14.08%	6.781	358	78.51	657
7.000 - 7.499	134	59,514,766.36	12.97%	7.260	358	80.39	642
7.500 - 7.999	159	70,340,955.91	15.33%	7.789	357	80.12	633
8.000 - 8.499	128	47,976,074.85	10.46%	8.249	358	82.11	628
8.500 - 8.999	171	50,618,892.13	11.04%	8.716	358	83.74	623
9.000 - 9.499	117	24,827,231.28	5.41%	9.266	356	84.80	609
9.500 - 9.999	152	26,793,643.47	5.84%	9.765	357	85.56	614
10.000 -10.499	148	21,466,891.74	4.68%	10.232	358	85.46	601
10.500 -10.999	157	16,659,349.41	3.63%	10.726	354	87.15	591
11.000 -11.499	109	8,728,980.63	1.90%	11.210	358	86.68	583
11.500 -11.999	150	8,496,061.41	1.85%	11.700	356	92.67	615
12.000 -12.499	186	7,182,600.96	1.57%	12.134	356	96.04	604
12.500 -12.999	174	6,132,148.88	1.34%	12.624	356	97.14	591
13.000 -13.499	12	485,339.26	0.11%	13.129	359	90.21	588
13.500 -13.999	4	160,559.08	0.04%	13.758	359	77.59	589
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	77	16,210,309.91	3.53%	9.930	357	77.75	511
525-549	84	19,382,813.34	4.23%	9.492	356	78.03	538
550-574	136	29,322,992.46	6.39%	9.168	358	77.05	562
575-599	390	69,579,030.33	15.17%	8.635	358	81.10	589
600-624	432	84,571,278.71	18.44%	8.230	357	81.66	611
625-649	304	67,411,506.10	14.70%	8.112	358	83.91	636
650-674	256	62,781,080.86	13.69%	8.134	357	85.07	661
675-699	155	39,599,343.57	8.63%	7.907	358	83.86	684
700+	191	68,855,875.99	15.01%	7.180	357	82.91	733
None	9	985,219.98	0.21%	10.050	358	72.92	0
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	41	8,219,197.98	1.79%	7.967	352	38.43	624
50.00- 54.99	23	5,262,489.76	1.15%	8.669	352	52.33	586
55.00- 59.99	24	6,939,968.62	1.51%	7.970	347	57.13	623
60.00- 64.99	56	15,960,389.82	3.48%	7.460	358	62.80	614
65.00- 69.99	60	18,102,692.22	3.95%	7.972	355	67.02	608
70.00- 74.99	75	24,763,603.82	5.40%	7.799	358	71.60	613
75.00- 79.99	115	41,342,701.78	9.01%	7.787	358	76.53	628
80.00	350	123,248,073.58	26.87%	7.681	358	80.00	641
80.01- 84.99	56	13,517,437.16	2.95%	8.059	358	83.59	632
85.00- 89.99	159	48,700,989.43	10.62%	8.138	357	85.95	624
90.00- 94.99	224	68,108,276.79	14.85%	8.313	358	90.55	645
95.00- 99.99	252	52,339,468.80	11.41%	8.958	358	95.08	643
100.00	599	32,194,161.49	7.02%	10.983	357	100.00	635
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	14	1,333,693.67	0.29%	9.864	178	61.41	613
240	3	107,335.11	0.02%	10.642	237	87.30	669
360	2,017	457,258,422.47	99.69%	8.247	358	82.20	633
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	14	1,333,693.67	0.29%	9.864	178	61.41	613
181-240	3	107,335.11	0.02%	10.642	237	87.30	669
301-360	2,017	457,258,422.47	99.69%	8.247	358	82.20	633
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	118	20,022,376.07	4.37%	8.618	356	79.31	614
20.01 -25.00	52	9,748,071.95	2.13%	8.358	357	75.86	626
25.01 -30.00	111	18,259,782.59	3.98%	8.808	358	80.24	622
30.01 -35.00	194	37,953,101.55	8.27%	8.535	358	79.12	627
35.01 -40.00	272	57,547,089.33	12.55%	8.332	358	80.16	632
40.01 -45.00	386	83,640,280.28	18.23%	8.343	358	83.25	641
45.01 -50.00	438	109,763,796.19	23.93%	8.281	357	84.62	637
50.01 -55.00	289	85,003,801.33	18.53%	7.747	357	81.90	629
55.01 -60.00	127	24,537,789.41	5.35%	8.231	358	83.84	609
None	47	12,223,362.55	2.66%	8.180	352	81.86	707
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,153	377,232,951.48	82.24%	8.074	358	81.79	629
Fixed Rate	881	81,466,499.77	17.76%	9.078	354	83.76	651
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	584	141,827,414.13	30.92%	8.898	358	83.39	621
2/28 6 MO LIBOR 40/30 Balloon	161	82,836,910.77	18.06%	7.748	358	80.61	619
2/28 6 MO LIBOR IO	303	111,770,705.68	24.37%	7.524	358	81.46	642
3/27 6 MO LIBOR	17	4,250,150.70	0.93%	8.331	358	80.16	645
3/27 6 MO LIBOR 40/30 Balloon	5	2,357,157.40	0.51%	7.493	359	83.88	599
3/27 6 MO LIBOR IO	14	5,715,820.32	1.25%	7.315	357	80.91	643
5/25 6 MO LIBOR	24	6,774,475.92	1.48%	7.776	358	80.88	642
5/25 6 MO LIBOR 40/30 Balloon	15	6,894,715.43	1.50%	7.632	359	80.93	633
5/25 6 MO LIBOR IO	30	14,805,601.13	3.23%	6.824	357	76.99	663
Fixed Rate 15 Yr	14	1,333,693.67	0.29%	9.864	178	61.41	613
Fixed Rate 20 Yr	3	107,335.11	0.02%	10.642	237	87.30	669
Fixed Rate 30 Yr	832	67,618,290.48	14.74%	9.502	358	86.65	645
Fixed Rate 30 Yr 5Yr IO	22	7,735,118.87	1.69%	6.614	357	73.10	690
Fixed Rate 40/30 Balloon	10	4,672,061.64	1.02%	6.748	359	65.98	689
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	369	140,027,246.00	30.53%	7.391	358	80.50	647

Not Interest Only	1,665	318,672,205.25	69.47%	8.631	357	82.87	627
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	830	128,377,038.64	27.99%	8.930	357	82.84	634
Prepay Penalty: 12 months	103	45,905,293.38	10.01%	7.892	358	81.35	641
Prepay Penalty: 24 months	857	222,625,201.35	48.53%	8.130	358	82.93	624
Prepay Penalty: 30 months	1	197,068.36	0.04%	9.950	359	90.00	613
Prepay Penalty: 36 months	243	61,594,849.52	13.43%	7.545	355	78.41	658
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,307	424,402,614.36	92.52%	7.992	358	81.09	633
Second Lien	727	34,296,836.89	7.48%	11.480	355	95.24	631
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	1,304	230,417,989.49	50.23%	8.306	358	83.68	619
Lite Documentation	13	4,131,659.84	0.90%	8.280	359	67.96	657
No Documentation	47	12,223,362.55	2.66%	8.180	352	81.86	707
Stated Income Documentation	670	211,926,439.37	46.20%	8.198	357	80.77	644
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	857	262,509,175.92	57.23%	7.961	357	78.97	626
Purchase	1,056	173,220,704.18	37.76%	8.658	358	87.19	648
Rate/Term Refinance	121	22,969,571.15	5.01%	8.527	358	80.32	612
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	33	8,804,106.01	1.92%	8.399	358	81.42	655
2-4 Units Detached	62	15,718,322.13	3.43%	8.794	358	85.49	646
Condo High-Rise Attached	7	3,221,765.56	0.70%	7.359	357	68.46	690
Condo Low-Rise Attached	87	16,423,494.65	3.58%	8.606	358	82.41	645

Manufactured Housing	64	8,818,865.09	1.92%	9.189	355	77.89	633
PUD Attached	37	7,093,647.81	1.55%	8.362	358	84.94	660
PUD Detached	224	58,120,106.93	12.67%	8.355	357	83.85	628
Single Family Attached	59	11,041,523.92	2.41%	8.272	358	82.38	648
Single Family Detached	1,461	329,457,619.15	71.82%	8.168	357	81.87	631
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	203	38,337,155.41	8.36%	9.318	357	87.07	661
Primary	1,774	405,793,819.85	88.47%	8.157	357	81.66	630
Second Home	57	14,568,475.99	3.18%	8.112	358	82.58	656
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	78	19,923,288.56	4.34%	8.973	358	76.45	563
AA	181	52,646,021.79	11.48%	8.626	358	80.50	591
AA+	1,693	369,973,704.72	80.66%	8.084	357	83.07	646
B	51	9,927,880.62	2.16%	9.947	357	75.18	550
C	26	5,267,904.09	1.15%	10.126	358	74.89	551
CC	5	960,651.47	0.21%	10.026	358	47.03	594
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	11	650,820.55	0.14%	10.765	358	86.17	575
Arizona	63	12,835,865.67	2.80%	8.436	358	80.92	609
Arkansas	3	240,656.98	0.05%	9.750	359	79.51	601
California	419	173,925,045.94	37.92%	7.480	357	80.51	648
Colorado	34	6,904,940.12	1.51%	9.174	358	83.78	597
Connecticut	24	4,163,827.32	0.91%	9.389	357	85.08	625
Delaware	5	897,449.22	0.20%	8.305	357	78.83	538
District of Columbia	5	1,293,188.30	0.28%	8.721	358	83.77	593
Florida	243	53,393,747.95	11.64%	8.802	358	83.90	630
Georgia	43	3,864,636.17	0.84%	10.164	358	91.07	631
Hawaii	10	4,689,615.98	1.02%	7.109	358	82.75	672
Idaho	12	1,248,990.13	0.27%	9.295	358	88.20	629
Illinois	38	5,105,981.90	1.11%	9.398	358	87.25	637
Indiana	35	2,434,997.10	0.53%	10.016	358	91.85	638
Iowa	6	292,255.01	0.06%	11.591	358	91.60	633
Kansas	1	134,855.93	0.03%	11.400	359	95.00	528
Kentucky	10	766,205.67	0.17%	10.136	359	83.66	584
Louisiana	5	367,400.71	0.08%	9.978	358	94.50	622
Maine	29	2,835,605.43	0.62%	9.212	358	74.01	613
Maryland	57	10,724,415.27	2.34%	8.385	354	82.94	621
Massachusetts	65	19,989,609.31	4.36%	7.984	358	80.20	652
Michigan	57	5,952,708.79	1.30%	9.583	358	84.89	606
Minnesota	13	1,954,882.25	0.43%	9.830	358	88.62	582
Mississippi	3	270,304.53	0.06%	10.931	259	64.02	569
Missouri	17	1,175,098.83	0.26%	10.303	358	86.32	585
Montana	2	74,755.49	0.02%	12.100	358	100.00	600
Nebraska	3	115,901.09	0.03%	10.770	359	84.37	596
Nevada	31	6,653,944.12	1.45%	8.557	357	84.50	639
New Hampshire	13	1,567,522.47	0.34%	9.673	358	80.40	622
New Jersey	71	23,475,440.13	5.12%	8.594	358	79.03	613
New York	115	36,995,518.31	8.07%	7.868	357	80.54	639
North Carolina	48	5,050,273.49	1.10%	9.450	358	88.02	612
Ohio	53	5,809,909.68	1.27%	9.725	356	85.49	596
Oklahoma	18	1,286,081.39	0.28%	10.898	356	92.31	568
Oregon	12	2,630,724.57	0.57%	8.412	357	88.85	668
Pennsylvania	52	6,059,756.64	1.32%	9.337	356	84.53	607
Rhode Island	7	1,191,552.85	0.26%	9.233	353	82.14	627
South Carolina	24	3,181,488.86	0.69%	9.683	358	85.22	647
South Dakota	1	139,075.00	0.03%	9.950	358	80.00	531
Tennessee	16	1,443,176.94	0.31%	9.394	352	84.88	623
Texas	200	16,515,419.87	3.60%	9.657	358	88.09	601
Utah	15	885,201.46	0.19%	10.430	358	91.81	631
Vermont	12	1,999,702.91	0.44%	7.895	358	72.17	655
Virginia	67	15,641,460.00	3.41%	8.351	358	83.76	622
Washington	42	10,263,263.83	2.24%	8.001	358	80.46	631
Wisconsin	22	1,489,975.69	0.32%	11.049	358	92.20	578
Wyoming	2	116,201.40	0.03%	10.763	359	95.71	585
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	1,838	389,284,749.33	84.87%	8.409	357	82.63	629
Silent 2nd	196	69,414,701.92	15.13%	7.373	358	79.41	657
Total	2,034	458,699,451.25	100.00%	8.253	357	82.14	633

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	1	270,366.00	0.07%	5.500	356	80.00	737
3.500 - 3.999	6	4,151,430.40	1.10%	6.294	357	77.25	710
4.000 - 4.499	12	5,127,068.99	1.36%	6.018	357	76.59	675
4.500 - 4.999	42	16,900,900.28	4.48%	6.313	357	77.22	671
5.000 - 5.499	112	49,083,039.18	13.01%	6.876	358	79.11	673
5.500 - 5.999	169	70,334,722.55	18.64%	7.344	358	78.99	644
6.000 - 6.499	196	74,301,939.92	19.70%	7.915	358	81.97	627
6.500 - 6.999	181	63,944,067.09	16.95%	8.367	358	84.25	623
7.000 - 7.499	167	39,983,097.09	10.60%	9.205	358	86.75	612
7.500 - 7.999	89	19,110,537.87	5.07%	9.779	358	84.04	594
8.000 - 8.499	175	33,654,425.23	8.92%	10.245	358	83.02	557
8.500 - 8.999	3	371,356.88	0.10%	10.541	358	82.47	568
Total	1,153	377,232,951.48	100.00%	8.074	358	81.79	629

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	3	1,192,244.45	0.32%	5.727	357	72.70	644
5.500 - 5.999	25	10,072,534.08	2.67%	5.778	357	75.90	678
6.000 - 6.499	48	20,937,645.47	5.55%	6.232	357	79.98	680
6.500 - 6.999	108	52,724,768.01	13.98%	6.833	358	79.09	649
7.000 - 7.499	118	53,608,604.59	14.21%	7.258	358	81.43	643
7.500 - 7.999	148	65,590,545.40	17.39%	7.783	358	80.83	633
8.000 - 8.499	118	46,295,031.42	12.27%	8.252	358	81.93	626
8.500 - 8.999	144	45,902,504.71	12.17%	8.713	358	83.68	620
9.000 - 9.499	87	22,169,110.06	5.88%	9.262	358	84.61	604
9.500 - 9.999	120	24,297,191.83	6.44%	9.767	358	85.49	609
10.000 -10.499	91	15,510,770.54	4.11%	10.235	358	84.41	583
10.500 -10.999	77	11,707,174.28	3.10%	10.709	358	83.75	566
11.000 -11.499	43	5,384,169.29	1.43%	11.203	359	84.23	551
11.500 -11.999	18	1,527,851.18	0.41%	11.617	359	90.07	584
12.000 -12.499	4	252,021.38	0.07%	12.054	359	80.01	545
12.500 -12.999	1	60,784.79	0.02%	12.600	359	80.00	570
Total	1,153	377,232,951.48	100.00%	8.074	358	81.79	629

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.500 - 9.999	1	579,778.41	0.15%	6.990	359	72.50	639
10.000 -10.499	1	127,286.86	0.03%	7.350	358	85.00	654
10.500 -10.999	1	650,772.58	0.17%	7.950	358	95.00	629
11.000 -11.499	2	763,024.00	0.20%	5.292	357	80.00	664
11.500 -11.999	25	10,072,534.08	2.67%	5.778	357	75.90	678
12.000 -12.499	47	20,582,645.47	5.46%	6.232	357	80.07	681
12.500 -12.999	105	51,102,841.64	13.55%	6.802	358	79.22	651
13.000 -13.499	116	53,093,917.73	14.07%	7.250	358	81.40	642
13.500 -13.999	147	65,200,788.44	17.28%	7.766	358	80.52	633
14.000 -14.499	120	47,037,431.42	12.47%	8.237	358	81.90	627
14.500 -14.999	146	45,291,354.66	12.01%	8.690	358	84.50	621
15.000 -15.499	87	22,169,110.06	5.88%	9.262	358	84.61	604
15.500 -15.999	121	25,690,428.25	6.81%	9.720	358	83.85	608
16.000 -16.499	92	15,990,370.55	4.24%	10.237	358	84.13	581
16.500 -16.999	77	11,707,174.28	3.10%	10.709	358	83.75	566
17.000 -17.499	43	5,384,169.29	1.43%	11.203	359	84.23	551
17.500 -17.999	17	1,476,517.59	0.39%	11.621	359	90.94	582
18.000 -18.499	4	252,021.38	0.07%	12.054	359	80.01	545
18.500 -18.999	1	60,784.79	0.02%	12.600	359	80.00	570
Total	1,153	377,232,951.48	100.00%	8.074	358	81.79	629

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1	232,000.00	0.06%	6.990	357	80.00	571
2.000	5	2,332,354.04	0.62%	7.807	357	80.01	625
3.000	1,147	374,668,597.44	99.32%	8.077	358	81.81	630
Total	1,153	377,232,951.48	100.00%	8.074	358	81.79	629

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,148	376,117,361.37	99.70%	8.075	358	81.81	629
1.500	5	1,115,590.11	0.30%	7.809	357	76.72	627
Total	1,153	377,232,951.48	100.00%	8.074	358	81.79	629

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/01/07	18	2,657,536.39	0.70%	8.745	355	79.46	639
11/01/07	30	8,463,116.98	2.24%	7.412	356	84.68	676
11/16/07	1	525,592.43	0.14%	7.350	357	80.00	661
12/01/07	187	72,700,851.69	19.27%	7.347	357	80.22	657
01/01/08	500	162,518,082.58	43.08%	8.250	358	83.12	623
02/01/08	312	89,569,850.51	23.74%	8.709	359	81.48	607
10/01/08	1	245,697.29	0.07%	8.250	355	85.00	616
11/01/08	2	1,222,200.00	0.32%	8.028	356	78.85	593
12/01/08	7	3,210,819.66	0.85%	6.884	357	82.58	696
01/01/09	16	4,827,605.20	1.28%	7.715	358	79.56	625
02/01/09	10	2,816,806.27	0.75%	8.411	359	83.20	605
10/01/10	1	99,412.90	0.03%	8.500	355	73.21	681
11/01/10	1	126,110.46	0.03%	6.750	356	79.99	674
12/01/10	21	9,058,541.89	2.40%	6.512	357	79.29	697
01/01/11	27	12,524,290.50	3.32%	7.352	358	77.32	626
02/01/11	19	6,666,436.73	1.77%	8.033	359	81.26	634
Total	1,153	377,232,951.48	100.00%	8.074	358	81.79	629